                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Under Rule 14a-12

                            ATRIX LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

              1) Title of each class of securities to which transaction applies:

              2)  Aggregate number of securities to which transaction applies:

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              4)  Proposed maximum aggregate value of transaction:

              5)  Total fee paid:

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              1)  Amount previously paid:
              2)  Form, Schedule or Registration Statement No.:
              3)  Filing Party:
              4)  Date Filed:

                                  (ATRIX LOGO)

                            ATRIX LABORATORIES, INC.

Dear Stockholder:

     On behalf of the board of directors, I invite you to attend the Annual Meeting of Stockholders of Atrix Laboratories, Inc. to be held on May 5, 2002 at 2:00 p.m. local time, at The Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado.

     The formal business to be conducted at the meeting is described in the notice that follows this letter. We will also review 2001, discuss expectations for the future and will be available to answer your questions during the meeting and afterward.

     We rely upon all stockholders to execute and return their proxies promptly in order to avoid costly proxy solicitation. You may also vote your shares electronically through the Internet or by telephone. This will eliminate the need to return your proxy card. Instructions for Internet and telephone voting are on your proxy card. Returning your proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

                                           Sincerely,

                                           /s/ DAVID R. BETHUNE

                                           David R. Bethune,
                                           Chairman of the Board and
                                           Chief Executive Officer

April 10, 2002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SUNDAY, MAY 5, 2002
                             ---------------------

     The Annual Meeting of Stockholders of Atrix Laboratories, Inc. will be held at The Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado 80525 on Sunday, May 5, 2002 at 2:00 p.m. local time, for the following purposes:

     1. To elect directors.

     2. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting or any postponements, continuations or adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on March 22, 2002 are entitled to notice of, and to vote at, the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares as soon as possible.

                                           By Order of the Board of Directors

                                           /s/ DAVID R. BETHUNE

                                           David R. Bethune,
                                           Chairman of the Board and
                                           Chief Executive Officer

Fort Collins, Colorado
Dated: April 10, 2002

TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. MOST STOCKHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTE: (1) VIA THE INTERNET AT WWW.VOTEPROXY.COM;
(2) BY PHONE (PLEASE SEE YOUR PROXY CARD FOR INSTRUCTIONS) OR (3) BY MAIL, USING THE PAPER PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INFORMATION CONCERNING SOLICITATION AND VOTING..............    1
  General...................................................    1
  Record Date and Shares Outstanding........................    1
  Revoking Your Proxy.......................................    1
  How Your Proxy Will Be Voted..............................    1
  Quorum....................................................    2
  Voting....................................................    2
  Solicitation of Proxies...................................    2
PROPOSAL NO. 1 ELECTION OF DIRECTORS........................    3
  Nominees for Election.....................................    3
  Directors Whose Term of Office Will Continue After the
     Meeting................................................    4
  Vote Required and Board of Directors' Recommendation......    4
  Board of Directors and Committee Meetings.................    5
  Executive Officers........................................    6
EXECUTIVE COMPENSATION......................................    7
  Summary Compensation Table................................    7
  Option Grants Table.......................................    8
  Aggregated Option Exercises and Fiscal Year-End Option
     Values.................................................    9
  Employment Agreements.....................................    9
  Compensation Pursuant to Plans............................   10
  Compensation of Directors.................................   10
REPORT OF THE COMPENSATION COMMITTEE........................   11
  Compensation Committee Interlocks and Insider
     Participation..........................................   13
PERFORMANCE GRAPH...........................................   14
AUDIT COMMITTEE REPORT......................................   14
  Audit Fees................................................   16
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT
  AUDITORS..................................................   16
  Vote Required and Board of Directors' Recommendation......   16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   17
  Section 16(a) Beneficial Ownership Reporting Compliance...   18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   18
VOTING VIA THE INTERNET OR BY TELEPHONE.....................   18
  For Shares Directly Registered in the Name of the
     Stockholder............................................   18
  For Shares Registered in the Name of a Broker or a Bank...   18
DELIVERY OF VOTING MATERIALS................................   18
ANNUAL REPORT...............................................   19
STOCKHOLDER PROPOSALS.......................................   19

                        [ATRIX LABORATORIES, INC. LOGO]

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of Atrix Laboratories, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on May 5, 2002, and at any adjournment, continuation or postponement of the meeting.

     A number of abbreviations are used in the proxy statement. We refer to the company as "Atrix" or "we," "us" or "our." The term "proxy solicitation materials" includes this proxy statement, as well as the enclosed proxy card. References to "fiscal 2001" mean our 2001 fiscal year which began on January 1, 2001 and ended on December 31, 2001. Our 2002 Annual Meeting of Stockholders is simply referred to as the "annual meeting" or the "meeting."

     Our principal executive office is located at 2579 Midpoint Drive, Fort Collins, Colorado 80525. Our principal executive office telephone number is
(970) 482-5868.

     These proxy solicitation materials were mailed on or about April 10, 2002 to all stockholders entitled to vote at the annual meeting.

RECORD DATE AND SHARES OUTSTANDING

     Stockholders who owned shares of our common stock at the close of business on March 22, 2002, referred to as the record date, are entitled to notice of, and to vote at, the annual meeting. At the record date, we had 20,101,315 shares of common stock issued and outstanding.

REVOKING YOUR PROXY

     You may revoke your proxy at any time prior to the date of the annual meeting by: (1) submitting a later-dated vote, in person at the annual meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to the attention of Investor Relations at our principal executive office, 2579 Midpoint Drive, Fort Collins, Colorado 80525. Any notice of revocation sent to us must include the stockholder's name and must be received prior to the meeting to be effective.

HOW YOUR PROXY WILL BE VOTED

     All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

     - FOR the election of all nominees for director; and

     - FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for the calendar year ending December 31, 2002.

     In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the board of directors. We have not received notice of any other matters that may properly be presented at the annual meeting.

QUORUM

     Each share of common stock outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. A quorum, which is a majority of the outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained.

VOTING

  TABULATION

     If a quorum is present, the affirmative vote of (1) a plurality of the shares of common stock voting at the annual meeting is required to elect directors, and (2) a majority of the shares voted at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent accountants for this fiscal year.

     Our transfer agent will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.

  ABSTENTIONS; BROKER NON-VOTES

     In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker non-votes in the following manner. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition for such proposals. With respect to Proposal 1 requiring a plurality vote and Proposal 2 requiring the affirmative vote of a majority of the common stock, present and entitled to vote, broker "non-votes" have no effect. Because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as a negative vote on Proposal 2.

SOLICITATION OF PROXIES

     This solicitation is being made by mail on behalf of our board of directors, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our stockholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Our amended and restated certificate of incorporation provides for a board of directors made up of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. In accordance with our bylaws, the board of directors has currently set the total number of directors at eight, with three directors in Class A, two directors in Class B and three directors in Class C. The current terms of the Class A and Class B directors expire at our annual meeting of stockholders for the years ended 2003 and 2004, respectively. The current term of the Class C directors expires at the meeting.

     The board of directors has nominated Mr. H. Stuart Campbell, Mr. C. Rodney O'Connor and Dr. George J. Vuturo for election as Class C directors to serve for a three-year term expiring at the annual meeting of stockholders for the year ended 2004 and until their successors are elected and qualified.

     If any of the Class C nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The names of the Class C nominees, the directors who will continue in office after the meeting and certain information about each of them is set forth below. There is no family relationship between any of our directors or executive officers.

NOMINEES FOR ELECTION

                                       PRINCIPAL OCCUPATION OR EMPLOYMENT DURING            DIRECTOR
        NAME AND AGE                     PAST FIVE YEARS; OTHER DIRECTORSHIPS                SINCE
        ------------                   -----------------------------------------            --------
H. Stuart Campbell            Owner and Vice-President of Highland Packaging Labs, Inc.,      1995
  (72)                        a specialty packaging company for the pharmaceutical
                              industry, since 1983. Mr. Campbell also serves as a
                              director of Mesa Laboratories, Inc. Mr. Campbell received a
                              B.S. in Agriculture from Cornell University.
C. Rodney O'Connor            Chairman and Chief Executive Officer of Cameron Associates,     1987
  (69)                        Inc., a financial communications firm, since 1976. Mr.
                              O'Connor also serves on the board of Streicker Mobile
                              Fueling, Inc. Mr. O'Connor received an M.B.A. in Finance
                              from the Wharton School of Finance.
Dr. George J. Vuturo          Co-founder and Managing Partner, Designing Solutions, LLC,      2001
  (52)                        a health care service company, since 1995. Dr. Vuturo
                              received his B.S. in Biology from Fairfield University, his
                              B.S. in Pharmacy and his Ph.D. degree in Health Care
                              Administration from the University of Florida.

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE MEETING

                                       PRINCIPAL OCCUPATION OR EMPLOYMENT DURING            DIRECTOR
        NAME AND AGE                     PAST FIVE YEARS; OTHER DIRECTORSHIPS                SINCE
        ------------                   -----------------------------------------            --------
Sander A. Flaum*              Chief Executive Officer of Robert A. Becker, Inc. Euro          1999
  (65)                        RSCG, a health care advertising, marketing and
                              communications company and a member of the Euro RSCG
                              Healthcare Global Network, since 1991. Mr. Flaum is also
                              adjunct professor at The Fordham University Graduate School of Business in New York City and a member of the editorial advisory board of Pharmaceutical Executive. He serves on
                              the board of Neopharm Corporation. Mr. Flaum received his
                              B.A. in Business from Ohio State University, an M.B.A. in
                              Business from Fairleigh Dickinson University and attended
                              the Columbia University Graduate School in advance
                              marketing studies.
Dr. D. Walter Cohen*          Chancellor Emeritus of the Medical College of Pennsylvania      1992
  (75)                        Hahnemann School of Medicine, since 1998, Chancellor from
                              1998 to 1993 and President from 1986 to 1993. Since 1950,
                              Dr. Cohen has had a dental practice specializing in
                              periodontics. Dr. Cohen received his DDS from the
                              University of Pennsylvania School of Dentistry and served
                              as its Dean from 1972 to 1983.
David R. Bethune**            Chairman and Chief Executive Officer, since August 1999.        1995
  (61)                        President and Chief Operating Officer of IVAX Corporation,
                              a pharmaceutical holding company, from 1997 to 1998.
                              Consultant to the pharmaceutical industry from 1996 to
                              1997. President and Chief Executive Officer of Aesgen,
                              Inc., a pharmaceutical company, from 1995 to 1996. Group
                              Vice President of American Cyanamid Company, a health care business, from 1992 to 1995. Mr. Bethune also serves as a
                              director of Female Health Co. and Telik, Inc. Mr. Bethune
                              received his B.S. in Business from Lenoir Rhyne College and an Executive Management degree from Columbia University
                              Graduate School.
Dr. Nicolas Bazan**           Professor at Louisiana State University Medical Center and      2000
  (59)                        Neuroscience Center of Excellence in the areas of
                              Ophthalmology, Biochemistry, Molecular Biology, and
                              Neurology since 1981 and since 1988 has served as the
                              Director, Neuroscience Training Program. Dr. Bazan is also the Chairman and Chief Executive Officer of St. Charles
                              Pharmaceuticals. Dr. Bazan sits on the Scientific Advisory
                              Board of Centaur in Sunnyvale, California, and is the
                              founder and Chairman of the Board of St. Charles
                              Pharmaceuticals in New Orleans, Louisiana. Dr. Bazan
                              received his B.S. from Colegio Belgrtano, Argentina, his
                              M.D. from U. Tucuman, Argentina, and his Ph.D. from the
                              Medical School at U. Tucuman.
Warren L. Troupe*             Attorney/Senior Partner, Morrison & Foerster LLP, Denver,       2001
  (48)                        Colorado since 1997. Mr. Troupe received his B.A. in
                              Political Science from Colorado State University and his
                              J.D. from the University of Denver.

---------------

*  Class A director

** Class B director

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT MR.
H. STUART CAMPBELL,

MR. C. RODNEY O'CONNOR AND DR. GEORGE J. VUTURO FOR ELECTION AS CLASS C
DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The board of directors held six meetings during fiscal 2001. During fiscal 2001, no director attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings held by all committees of the board on which such director served, with the exception of Mr. Flaum who participated in less than 75% of the board meetings and the committee meetings on which he served.

     The board of directors has standing executive, audit and compensation committees. The board of directors does not presently have a separate nominating committee, the function of which is performed by the board of directors as a whole. The board of directors will consider nominees recommended by stockholders. Recommendations for our annual meeting of stockholders to be held in 2003 must be submitted in writing to our Corporate Secretary at 2579 Midpoint Drive, Fort Collins, Colorado 80525. Such recommendations must include the name, address and principal business occupation of the candidate for the last five years and must be received by the Corporate Secretary after January 25, 2003 but no later than February 24, 2003.

     Executive Committee. The current members of the executive committee are Mr. Bethune, Mr. Troupe and Dr. Vuturo. The executive committee has the authority to conduct our business and affairs, except where action of the entire board of directors is specified by statute. The executive committee did not meet in 2001.

     Audit Committee. The members of the audit committee during fiscal 2001 were Mr. H. Stuart Campbell, Chairman, Mr. C. Rodney O'Connor, and Mr. Flaum. In February 2002, Dr. Vuturo replaced Mr. Flaum on the audit committee. During 2001 the audit committee met five times. The audit committee assists the board of directors in its general oversight of our financial reporting, internal controls and audit functions. For further information see "Audit Committee Report" on page 14.

     Compensation and Stock Committee. The members of the compensation committee during 2001 were Mr. Flaum, Chairman, Mr. Urheim and Dr. Cohen. Mr. Urheim resigned as a member of the board of directors and the compensation committee in August of 2001. In February 2002, Dr. Bazan was added as a member of the compensation committee. The compensation committee met one time during 2001 and all members were present at that time. The compensation committee performs the following duties: (1) considers and makes recommendations to the board with respect to our overall compensation policies; (2) approves the compensation payable to all of our officers; (3) reviews proposed compensation of executives as provided in our executive compensation plan; (4) advises management on all other executive compensation matters as requested; (5) construes and interprets our amended and restated stock option plan and, subject to the express provisions of the stock option plan, determines the persons to whom options are granted, the number of shares subject to options, when options shall be granted, the exercise price of shares subject to options, the time during which options shall be exercisable and the duration of the exercise period and other terms and provisions thereof; and (6) reports to the board as and when appropriate with respect to all of the foregoing.

EXECUTIVE OFFICERS

     The names of each of our executive officers and certain information about each of them is set forth below.

                                                                                       EXECUTIVE OFFICER OF
          NAME             AGE                PRESENT EXECUTIVE OFFICE                  THE COMPANY SINCE
          ----             ---                ------------------------                 --------------------
David R. Bethune           61    Chairman and Chief Executive Officer since August             1999
                                 1999. President and Chief Operating Officer of IVAX
                                 Corporation from 1997 to 1998. Consultant to the
                                 pharmaceutical industry from 1996 to 1997.
                                 President and Chief Executive Officer of Aesgen,
                                 Inc from 1995 to 1996. Group Vice President of
                                 American Cyanamid Company from 1992 to 1995. Mr.
                                 Bethune also serves as a director of Female Health
                                 Co. and Telik, Inc.
Brian G. Richmond          50    Chief Financial Officer since June 2001, Vice                 1997
                                 President, Finance from December 1997 to June 2001,
                                 Assistant Secretary since January 1997, Corporate
                                 Controller from January 1997 to November 1997 and
                                 Accounting Manager from 1991 to 1996.
Dr. J. Steven Garrett      57    President, Dental Division and Senior Vice                    1995
                                 President since December 2001, Vice President,
                                 Clinical Research from April 1995 to December 2001.
                                 Professor of Periodontics at Loma Linda University
                                 from 1986 to 1995 and in private practice
                                 specializing in periodontics since 1978.
Dr. Richard L. Dunn        61    Senior Vice President, Drug Delivery Research since           1987
                                 January 1999; Vice President, Drug Delivery
                                 Research from 1992 to January 1999 and Vice
                                 President, Research and Development from 1987 to
                                 1992.
Dr. Charles P. Cox         49    Senior Vice President of Corporate Development                1992
                                 since April 2001, Vice President, New Business
                                 Development from January 1996 to April 2001 and
                                 Vice President, Product Development from September
                                 1992 to January 1996.
Stephen L. Warren, M.D.    46    Vice President of Research and Development since              2002
                                 February 1, 2002. Vice President, Research and
                                 Development, IOMED, a medical service and
                                 pharmaceutical company, from February 2001 to
                                 November 2001. Director, Clinical Development,
                                 Allos Therapeutics, a pharmaceutical company, from
                                 July 2000 to January 2001. Associate Medical
                                 Director, Gilead Sciences, a pharmaceutical
                                 company, from October 1999 to July 2000. Director,
                                 Drug Delivery, NeXstar Pharmaceuticals, from
                                 February 1998 to October 1999. From July 1988 to
                                 January 1998, Dr. Warren was an assistant professor
                                 at Yale University.

     Our officers serve at the discretion of the board of directors and are elected at the first meeting of the board after each annual meeting of stockholders.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the total compensation of our Chief Executive Officer and our four other most highly compensated executive officers in fiscal 2001 and the total compensation earned by each such individual for our two previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                      ANNUAL             AWARD
                                                                   COMPENSATION       ------------
                                                               --------------------    SECURITIES       ALL OTHER
NAME AND PRINCIPAL POSITION                             YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------                             ----   ---------   --------   ------------   ---------------
Mr. David R. Bethune,                                   2001   $271,667      $-0-       200,503         $ 51,634(1)
  Chairman and CEO                                      2000    255,000       -0-       260,000          101,901(2)
                                                        1999     94,808       -0-           -0-          309,380(3)

Dr. Richard L. Jackson                                  2001   $260,000      $-0-        40,000         $ 22,663(4)
  Former director and Senior Vice President,            2000    250,000       -0-       150,000           22,368(4)
  Research and Development                              1999    250,000       -0-           -0-              -0-
  (Retired February 1, 2002)

Dr. J. Steven Garrett                                   2001   $202,500      $-0-        35,000         $  5,250(5)
  President, Dental Business Unit                       2000    190,000       -0-       100,000            5,458(5)
                                                        1999    190,000       -0-         9,000            4,984(5)

Dr. Charles P. Cox,                                     2001   $170,000      $-0-        35,000         $ 15,153(6)
  Senior Vice President, Corporate Development          2000    155,000       -0-        86,000           15,846(6)
                                                        1999    155,000       -0-         7,500            5,000(6)

Dr. Richard L. Dunn,                                    2001   $165,917      $-0-        40,000         $ 10,936(7)
  Senior Vice President, Drug Delivery                  2000    152,000       -0-        69,000           14,516(7)
  Research                                              1999    152,000       -0-         6,500            4,567(7)

---------------

(1) Represents $51,634 housing and travel adjustment paid to Mr. Bethune.

(2) Under the arrangement described in footnote (3) below, Mr. Bethune acquired an additional 10,000 shares of common stock in 2000 and we issued him an additional 10,000 shares to match this corresponding stock purchase. We recognized $75,062 of compensation related to this arrangement. The remaining $25,839 represents a housing and travel adjustment for a total of $101,901.

(3) Upon becoming CEO on August 10, 1999, the board of directors provided Mr. Bethune the right to purchase up to 50,000 shares of our common stock at the market price on the date of purchase. Upon purchase, we agreed to match the number of shares acquired for no additional consideration. During 1999, Mr. Bethune acquired 40,000 shares and we issued to Mr. Bethune an additional 40,000 to match these corresponding stock purchases. We recognized $309,380 of compensation expense related to this arrangement.

(4) Includes a $17,663 and $17,368 housing and travel adjustment in fiscal 2001 and 2000, respectively, and a $5,000 matching contribution made by us under our 401(k) plan in each of fiscal 2001 and 2000, respectively.

(5) Represents $5,250, $5,458 and $4,984 in matching contributions made by us under our 401(k) plan in fiscal 2001, 2000 and 1999, respectively.

(6) Includes $10,053 and $10,698 of accumulated vacation paid out in fiscal 2001 and 2000, respectively, and $5,100, $5,148, and $5,000 in matching contributions made by us under our 401(k) plan in fiscal 2001, 2000 and 1999, respectively.

(7) Includes $6,051 and $9,747 of accumulated vacation paid out in fiscal 2001 and 2000, respectively, and $4,885, $4,769 and $4,567 in matching contributions made by us under our 401(k) plan in fiscal 2001, 2000 and 1999, respectively.

     The foregoing compensation table does not include certain fringe benefits made available on a non-discriminatory basis to all of our employees, such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, we make available certain non-monetary benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of the executive officers, which cannot be precisely ascertained but which is the lesser of either (a) ten percent of the salary and bonus paid to each such executive officer or to the group, respectively, or (b) $50,000 is not included in such table.

OPTION GRANTS TABLE

     The following table provides information relating to the grant of stock options to the named executive officers during the 2001 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                            POTENTIAL
                                                                                                           REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                           STOCK PRICE
                                                                                                        APPRECIATION FOR
                                                      INDIVIDUAL GRANTS                                  OPTION TERM(1)
                           -----------------------------------------------------------------------   -----------------------
                             NUMBER OF      % OF TOTAL
                            SECURITIES       OPTIONS       FAIR MARKET
                            UNDERLYING      GRANTED TO    VALUE ON DATE   EXERCISE OR
                              OPTIONS      EMPLOYEES IN     OF GRANT      BASE PRICE    EXPIRATION
NAME                       GRANTED(#)(2)   FISCAL YEAR       ($/SH)         ($/SH)         DATE        5%($)        10%($)
----                       -------------   ------------   -------------   -----------   ----------   ----------   ----------
Mr. David R. Bethune.....     100,000          7.4%          $17.688        $17.688      1/2/2011    $1,112,389   $2,819,012
                              100,503(3)       7.4%            24.90           5.00      8/6/2011     3,573,847    5,988,283
Dr. Richard L. Jackson...      40,000          3.0%            25.99          25.99      9/6/2011       653,799    1,656,855
Dr. J. Steven Garrett....      10,000           .7%           10.063         10.063      4/3/2011        63,286      160,378
                               25,000          1.8%            25.99          25.99      9/6/2011       408,624    1,035,534
Dr. Charles P. Cox.......      15,000          1.1%           10.063         10.063      4/3/2011        94,928      240,567
                               20,000          1.5%            23.95          23.95     10/9/2011       301,241      763,403
                               15,000          1.1%           10.063         10.063      4/3/2011        94,928      240,567
Dr. Richard L. Dunn......      25,000          1.8%            25.99          25.99      9/6/2011       408,624    1,035,534

---------------

(1) Potential realizable value is based on an assumption that the stock price of our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(2) All options, with the exception of the options to purchase 100,503 shares granted to Mr. Bethune, vest and become exercisable in three equal annual installments commencing on the first anniversary of the grant date.

(3) These options became fully vested on the date of grant, August 6, 2001.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to the exercise of stock options during fiscal 2001 by each of the named executive officers and the 2001 fiscal year-end value of unexercised options.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                   NUMBER OF
                                                                                  UNEXERCISED     VALUE OF UNEXERCISED
                                                                                  OPTIONS AT      IN-THE-MONEY OPTIONS
                                                                                    FY-END              AT FY-END
                                                                                      (#)                ($)(1)
                                             SHARES ACQUIRED                    ---------------   ---------------------
                                               ON EXERCISE     VALUE REALIZED    EXERCISABLE/         EXERCISABLE/
NAME                                               (#)              ($)          UNEXERCISABLE        UNEXERCISABLE
----                                         ---------------   --------------   ---------------   ---------------------
Mr. David Bethune..........................           --         $       --     258,503/228,000   $2,524,966/$2,227,020
Dr. Richard Jackson........................      100,000         $1,446,000      57,750/132,250   $     69,349/$158,926
Dr. J. Steven Garrett......................       18,000         $  250,996      119,042/95,127   $    902,918/$721,526
Dr. Charles P. Cox.........................           --                 --      125,068/84,940   $  1,149,197/$780,475
Dr. Richard L. Dunn........................           --                 --       91,045/78,870   $    744,373/$644,832

---------------

(1) The market value of underlying shares of common stock is equal to the fair market value at December 31, 2001, $20.61 per share, less the option exercise price, multiplied by the number of shares of common stock in the money.

EMPLOYMENT AGREEMENTS

     On April 17, 1995, we entered into an employment agreement with Dr. Garrett. Pursuant to the terms of the agreement, Dr. Garrett's duties are to act as Vice President of Dental Clinical Research. The employment agreement provides that Dr. Garrett receive a starting annual base salary of $150,000 (which at the discretion of the board of directors, upon recommendation by our compensation committee, may be increased annually). Dr. Garrett's agreement provides for severance pay at full salary and benefits until the earlier of one year from the date of termination or until re-employment; and for the immediate vesting of all unvested options, in case of termination other than for cause. Dr. Garrett's base salary was increased to $190,000 effective January 1, 1999, and to $215,000 effective September 1, 2001 with his promotion to President, Dental Business Unit.

     On August 3, 1999, we entered into an agreement with Mr. Bethune. Pursuant to the terms of the agreement, Mr. Bethune's duties are to act as Chief Executive Officer. The employment agreement provides that Mr. Bethune receive a monthly base salary of $21,250, which was subsequently increased to $23,333 effective May 1, 2001. Mr. Bethune's agreement provides him the right to purchase 50,000 shares of our common stock and receive an equivalent number of matching shares of common stock.

     On January 7, 2002, we entered into a letter agreement with Dr. Jackson in connection with his pending retirement as our Senior Vice President, Research and Development and as a director, which became effective on February 1, 2002. Under the letter agreement, Dr. Jackson agreed to assist us in the transition of his duties as Senior Vice President, Research and Development and in such other matters as reasonably requested. As full payment for such services, we agreed to accelerate the vesting of all of Dr. Jackson's unvested stock options, representing the right to purchase 100,500 shares, effective as of January 31, 2002. In addition, the parties mutually agreed to terminate Mr. Jackson's existing employment agreement; however, Mr. Jackson will continue to be bound by the terms of our proprietary information and inventions agreement for a period of five years after the expiration of the consulting period and the non-competition provisions of the employment agreement will remain in effect for a period of one year after the expiration of the consulting period.

     On January 21, 2002, we entered into an agreement with Dr. Warren. Pursuant to the terms of the agreement, Dr. Warren's duties are to act as Vice President of Research and Development. The employment agreement provides that Dr. Warren receive a monthly base salary of $16,250. Dr. Warren received options to purchase 50,000 shares of common stock, which vest in three equal annual installments.

COMPENSATION PURSUANT TO PLANS

  STOCK OPTION PLANS

     We have four stock option plans under which options may currently be granted, our amended and restated 1987 performance stock option plan, our 2000 stock incentive plan, our non-qualified stock option plan, and our non-employee director stock incentive plan. The persons eligible to receive options, the number of options authorized and outstanding, and the number of options granted during the preceding fiscal year under each plan are as follows:

                                                                                                          # OPTIONS
                                                                        # OPTIONS      # OPTIONS         GRANTED IN
NAME OF PLAN                                       PERSONS ELIGIBLE     AUTHORIZED   OUTSTANDING(1)         2001
------------                                     --------------------   ----------   --------------   -----------------
1987 Stock Option Plan.........................  Employees and          2,500,000      1,114,657             86,390
                                                 directors
2000 Stock Incentive Plan......................  Employees, directors   2,750,000      1,916,369          1,047,238
                                                 and consultants
Non-Qualified Stock Option Plan................  Consultants              150,000        107,980             10,000
Non-Employee Director Stock Plan...............  Non-employee              25,000          6,498                932
                                                 directors

---------------

(1) Any unexercised options that expire or terminate in accordance with the plan become available again for issuance under the plan.

  401(k) PLAN

     We maintain a defined contribution savings plan, or 401(k) plan, to provide retirement income to our employees, including all executive officers. All employees who are over 21 years of age are eligible to participate in the 401(k) plan. The 401(k) plan is funded by voluntary pre-tax contributions from employees up to a maximum amount equal to 17% of annual compensation up to $10,000. In addition, we provide 50% matching contributions up to 6% of annual compensation. Employees who have completed one year of service are eligible for matching contributions. Participants are fully vested in all pre-tax, after-tax and matching contributions as soon as they are made.

  EMPLOYEE STOCK PURCHASE PLAN

     We maintain an employee stock purchase plan, or ESPP, that provides eligible employees the opportunity to purchase shares of our common stock through authorized payroll deductions at 85% of the average market price on the last day of each quarter. All employees who have completed six months of employment of 20 hours per week or greater are eligible to participate in our ESPP. This plan qualifies as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Currently, 279,741 shares of common stock are available for purchase under the plan.

COMPENSATION OF DIRECTORS

     Each non-employee director receives in lieu of an annual cash retainer, an option to purchase 2,800 shares of common stock, granted in quarterly installments, which vest in three equal annual installments. Each non-employee director may elect to apply all or any portion of the annual retainer fee to the acquisition of restricted shares or the receipt of stock options in accordance with the terms of our non-employee director stock incentive plan. Under our non-employee director stock incentive plan, immediately following each annual meeting of the stockholders, each non-employee director is granted a non-qualified stock option to purchase 4,000 shares (5,000 shares in the case of a non-employee Chairman of the Board). The options vest in three equal annual installments. We also reimburse expenses of directors for attending meetings. In addition, each non-employee director receives $1,500 for each board meeting attended, which the directors can elect to receive either in cash or in shares of restricted stock. Our directors who are also officers do not receive any additional compensation for their service as members of the board of directors.

                      REPORT OF THE COMPENSATION COMMITTEE

     In fiscal 2001, the members of the compensation committee were Mr. Sander
A. Flaum, Mr. John E. Urheim, and Dr. D. Walter Cohen. Mr. Urheim resigned as member of the board of directors and the compensation committee in August 2001. Mr. Bazan was appointed as a member of the committee in February 2002.

     Our compensation committee is currently comprised of three independent outside directors and is responsible for establishing our compensation policy and administering the compensation programs of our executive officers. The compensation committee meets at least once a year to review our executive compensation policies, the design of our compensation programs, and individual salaries and awards for our executive officers based on performance criteria.

EXECUTIVE COMPENSATION PHILOSOPHY

     The compensation committee applies a consistent philosophy of compensation for all of our employees, including our executive officers. This philosophy is based on the premise that our achievements result from the coordinated efforts of all individuals working toward common objectives.

     The goals of the executive compensation program are to align executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success. Our compensation program for executive officers is based on the same principles applicable to compensation decisions for all of our employees and generally consists of two compensation elements: cash and equity. A large percent of peer companies also incorporate performance bonus programs to enhance the executive compensation package, whether they are profitable or not. We believe the use of equity outperforms cash bonus programs as an incentive to our employees. In determining executive officer compensation levels for each of these components the compensation committee takes into account both qualitative and quantitative factors. Among the factors considered by the compensation committee are the recommendations of the CEO with respect to the compensation of our other executive officers. The compensation committee, however, makes the final compensation decisions concerning such officers.

     In making compensation decisions, the compensation committee considers compensation practices and financial performance of our peer group. The peer group is comprised of drug delivery and biotech companies that are among those entities who participate in an annual biotechnological survey conducted by Radford Associates in conjunction with Aon Consulting Group. The 2001 custom survey included public and private companies considered to be similar to us or to be our competitors.

     The compensation committee uses this information as a guide, but does not target total executive compensation or any component thereof to any particular point within, or outside, the range of peer group results. However, the compensation committee believes that compensation at or near the weighted average of the peer group for base salaries is generally appropriate to use as a guideline for compensation decisions. The specified weighted averages are considered on both an absolute basis and a size-adjusted basis (i.e., reflecting compensation levels that are commensurate with our size relative to the sizes of the peer group companies). Specific compensation for individual executive officers will vary from these levels as the result of other factors considered by us, unrelated to compensation practices of the peer group.

COMPENSATION ELEMENTS

     For fiscal 2001, our executive compensation program consisted of a base salary and the grants of stock options.

  BASE SALARY

     The compensation committee determines salaries for our executive officers by evaluating, subjectively, the responsibilities of the position held and the experience and performance of the individual and comparing base salaries for comparable positions at peer group entities. In determining the base salaries for

2001, the compensation committee reviewed the peer group data with our CEO for each executive position. In addition, the compensation committee reviewed the responsibility level of each position, together with the executive officer's individual performance for the prior year and objectives for the current year. In addition, our overall performance during the past year was compared to objectives for the prior year and performance targets for the current year. In general, during fiscal 2001, the cash, base salaries for our executive officers were adjusted between 0 and 10% depending on performance, with the average salary increase being approximately 5%.

  STOCK OPTIONS

     The long-term incentive component of our executive officers is stock options. The compensation committee believes that providing executive officers with opportunities to acquire significant equity positions in the company and thus, the opportunity to share in our growth and prosperity, through the grant of stock options will enable us to attract and retain qualified and experienced executive officers. Stock options represent a valuable portion of the compensation program for our executive officers. The exercise price of stock options is generally the fair market value of the shares on the date of the grant and generally only provide a benefit if the value of the shares increases. Grants of stock options to executive officers are made by the compensation committee upon the recommendation of the CEO, who comprises the stock option committee, and are based upon a review of peer group and our relative size data within the 2001 survey. Each executive officer's position is compared to grants of officers in similar positions. We also evaluate the executive officer's past and expected future performance, the number of outstanding and previously granted options, and discussions with the executive officer when the options are granted.

CEO COMPENSATION

     In determining the base salary for Mr. Bethune in fiscal 2001, the compensation committee reviewed the peer group data and reviewed the CEO Compensation Review report prepared by an outside consultant. With respect to both total cash compensation and other compensation the report indicated that for fiscal 2000 Mr. Bethune was paid below the mean compensation paid to executives in the peer group and slightly above the mean with respect to long-term compensation. The committee also compared our performance to our stated objectives in 2001, and considered performance targets for 2002, and based on this review elected to increase Mr. Bethune's base salary to $23,333 per month.

  2001 EXECUTIVE LONG TERM INCENTIVE COMPENSATION PROGRAM

     On August 5, 2001, the board of directors approved the 2001 executive long term incentive compensation program. The purpose of program is to enhance our ability to retain Mr. Bethune and provide Mr. Bethune with incentive compensation based on the achievement of certain performance goals. The program was adopted under our 2000 stock incentive plan and is subject to the terms and provisions thereof. Only our Chief Executive Officer and Chairman of the Board are eligible to participate in the program.

     The program has a term of three years, during which time awards may be made. Awards may consist of the issuance of shares of common stock, restricted stock or options with a fixed or variable exercise price, or any combination of the above. Under the program, the aggregate value of all awards granted under the program, determined on the date of grant, cannot exceed $7,000,000. With respect to any options granted under the program, the options will be valued based on the Black-Scholes option pricing model.

     The compensation committee may determine that the grant or vesting of an award shall be dependent on the satisfaction of performance criteria or other conditions, but is not required to make such determination. The relevant criteria may include, product development, corporate partnering, strategic planning, capital or fund raising, success in clinical trials, establishment of manufacturing capabilities, regulatory approvals, attracting and retaining senior management, financial objectives, strategic alliances and other factors or matters. As soon as practicable after the end of any designated performance period the compensation committee will certify in writing our attainment or non-attainment of the performance goals and criteria.

     In recognition of Mr. Bethune's achievements and our performance under his leadership, and to further align his interest with those of our stockholders, on August 6, 2001 the compensation committee granted Mr. Bethune an option to purchase 100,583 shares of our common stock under the program. The options have an exercise price of $5.00 per share and were fully vested on the grant date. The primary factor considered by the compensation committee in determining the terms of the award was Mr. Bethune's significant contributions to the overall performance of our business during the past two years as evidenced, in part, by the following achievements:

     - a total stockholder return of 20.79% and 228.89% for 2001 and 2000, respectively;

     - the fact that over the same period our total shareholder return over the two year period of 297.26% outperformed the total returns of the Nasdaq Pharmaceutical Index -- (14.78%) and 39.85% for 2001 and 2000, respectively; and the Nasdaq Index -- (20.65%) and 39.85% for 2001 and 2000, respectively;

     - the fact that over the past two fiscal years we have entered into seven major strategic alliances;

     - the significant clinical advances in our Eligard(TM) and Atrisone(TM) products;

     - the expansion of our product pipeline; and

     - Mr. Bethune's overall leadership.

     In addition, the Compensation Committee determined the terms of the award based on its review of the CEO Compensation Review report.

OTHER COMPENSATION CONSIDERATIONS

     Under Section 162(m) of the Internal Revenue Code we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the four most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year. However, if we pay compensation that is "performance-based" under
Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. Our 1987 performance stock option plan and our 2000 stock incentive plan have been designed to qualify as "performance-based" plans and therefore compensation realized in connection with exercise of options granted under these plans is fully tax deductible on our federal income tax return. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

                                          Sander A. Flaum, Chairman
                                          Dr. D. Walter Cohen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee was at any time during fiscal 2001 an officer or employee of the company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more executive officers serving as a member of our board of directors or compensation committee.

                               PERFORMANCE GRAPH

     The following graph and table provide a comparison from December 31, 1996 through December 31, 2001 of the cumulative stockholder return (assuming reinvestment of dividends) among our common stock, the Nasdaq Pharmaceutical Index and the Nasdaq Index. The graph assumes $100 invested on January 1, 1997 in the shares and each of the indices. The stock price performance shown on the graph below is not necessarily indicative of the future price performance.

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------------------
Date                            12/31/96        12/31/97        12/31/98        12/31/99        12/31/00        12/31/01
----------------------------------------------------------------------------------------------------------------------------
 Atrix                           100.00          137.21           82.56           48.26          158.72          191.72
 Nasdaq Pharmaceutical           100.00          103.05          130.81          246.64          307.65          262.88
 Nasdaq Index                    100.00          122.48          172.68          320.83          192.98          153.12

                             AUDIT COMMITTEE REPORT

     The following is a report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2001, which include our consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto.

     The audit committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter adopted by the board of directors. The composition of the audit committee, the attributes of its members, and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

     In general, the audit committee charter sets forth:

     - the scope of the audit committee's responsibilities and the means by which it carries out these responsibilities;

     - the outside auditor's accountability to the board of directors and the audit committee; and

     - the audit committee's responsibility to assist the board of directors in determining the independence of the outside auditor.

     As described more fully in its charter, the purpose of the audit committee is to assist the board of directors in its general oversight of our financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of our financial statements; selection of accounting and financial reporting principles; and maintaining internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Deloitte & Touche LLP, our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the committee's members in business, financial, and accounting matters.

     The audit committee members have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of our independent auditors included in their report on our financial statements. The committee's oversight role does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee's considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent auditors are in fact "independent."

     Among other matters, the audit committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent auditor may be retained to perform non-audit services. The audit committee and the board have ultimate authority and responsibility to select, evaluate, and, when appropriate, replace our independent auditors. The audit committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting, and internal controls. Management and independent auditor presentations to and discussions with the audit committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditors. In addition, the audit committee generally oversees our internal compliance programs.

REVIEW WITH MANAGEMENT

     The audit committee has reviewed and discussed our audited financial statements with management. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

     During 2001, the audit committee held meetings with management and the independent auditors to discuss the overall scope and plans for the audit. We also met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls. In addition, the committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 and held discussions with management and Deloitte & Touche LLP on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The audit committee has also discussed with Deloitte & Touche the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.

     The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from us and our related entities) and has discussed with Deloitte & Touche LLP their independence from Atrix. In addition, the audit committee has also considered whether the provision of those services set forth in the table below is compatible with Deloitte & Touche LLP maintaining its independence from Atrix.

     In reliance on the reviews and the meetings, discussions and reports noted above, the committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                            H. Stuart Campbell, Chairman
                                            C. Rodney O'Connor
                                            Sander A. Flaum
                                            Dr. George J. Vuturo

AUDIT FEES

     The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for the following services during fiscal 2001:

DESCRIPTION OF SERVICES                                    FEE AMOUNT
-----------------------                                    ----------
Audit fees(1)...........................................    $151,315
All other fees(2).......................................    $174,818
                                                            --------
          Total.........................................    $326,033
                                                            ========

---------------

(1) Represents the aggregate fees billed for professional services rendered for the audit of our annual financial statements during fiscal 2001 and for the review of the financial statements included in our quarterly reports during such period.

(2) Represents the aggregate fees billed in 2001 for services other than the audit and review of our 2001 financial statements, but includes, for example, fees for separate audits of our subsidiaries, fees related to the filing of our registration statements and fees for tax-related services.

                                 PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Our board of directors, upon the recommendation by our audit committee, has selected Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2002. Representatives of Deloitte & Touche will be present at the meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     Although it is not required to do so, the board of directors is submitting its selection of our independent auditors for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such selection. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. Whether the proposal is approved or defeated, the board of directors may reconsider its selection.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of outstanding shares of common stock as of the record date, by (1) each person who is known by us to own beneficially five percent or more of the outstanding shares, (2) each of our directors, (3) our CEO and each of the named executive officers, and (4) all directors and executive officers as a group.

                                                                 SHARES
                                                              BENEFICIALLY     PERCENT
NAME                                                            OWNED(1)       OF CLASS
----                                                          ------------     --------
FMR Corp.(2)................................................   2,477,600        11.86%
Elan International Services, Ltd.(3)........................   1,442,478         6.91%
Mr. Nicolas Bazan...........................................      13,536            *
Mr. David R. Bethune........................................     373,980         1.79%
Mr. H. Stuart Campbell(4)...................................      56,216            *
Dr. D. Walter Cohen.........................................      29,371            *
Dr. Charles P. Cox..........................................     125,368            *
Dr. Richard L. Dunn.........................................     149,961            *
Mr. Sander Flaum............................................      17,960            *
Dr. J. Steven Garrett.......................................     124,462            *
Mr. C. Rodney O'Connor......................................     103,884            *
Mr. Brian G. Richmond.......................................      80,330            *
Mr. Warren L. Troupe........................................       2,907            *
Dr. George J. Vuturo........................................      12,057            *
Stephen L. Warren, M.D. ....................................         -0-            *
All executive officers and directors as a group (13
  persons)..................................................   1,090,032         5.22%

---------------

 *  Less than 1%

(1) Shares of our common stock are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated. The foregoing share amounts include the following number of shares which may be acquired pursuant to stock options exercisable within 60 days of the record date: Dr. Bazan, 6,732 shares, Mr. Bethune, 258,503 shares, Mr. Campbell, 30,884 shares; Dr. Cohen, 22,884 shares; Dr. Cox, 125,068 shares; Dr. Dunn, 91,045 shares; Mr. Flaum, 14,784 shares, Dr. Garrett, 119,042 shares; Mr. O'Connor, 30,884 shares; Mr. Troupe 1,650 and all executive officers and directors as a group, 780,706 shares.

(2) Based on a filing with the Securities and Exchange Commission on February 13, 2002, indicating beneficial ownership as of December 31, 2001. This filing was made with respect to 2,477,600 shares of our common stock by FMR Corp., which indirectly holds such shares on behalf of its direct and indirect subsidiaries. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 2,076,600 shares of our common stock as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3rd, Chairman of FMR, and FMR, through its control of Fidelity, have sole power to dispose of 2,477,600 shares of our common stock (including the 2,076,600 shares deemed beneficially owned by Fidelity) and sole power to vote or direct the voting of 402,000 shares of our common stock. The business address for each such reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

(3) Information is based upon the Schedule 13D filed by Elan International Services, Ltd., on August 7, 2000. Elan International's business address is 102 St. James Court, Flatts, Smiths Parish, FL 04, Bermuda. The shares beneficially owned include 1,000,000 shares of our common stock that may be acquired pursuant to the exercise of warrants.

(4) Includes 57 shares held by Mr. Campbell's wife in which Mr. Campbell disclaims any beneficial interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the NASD, and us.

     Based solely on our review of Section 16(a) forms received by us and written representations that no other reports were required, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into various employment agreements with our executive officers, which are discussed under "Executive Compensation-Employment Agreements" on page 9.

     On July 18, 2000, we formed a joint venture with Elan International Services, Ltd., a wholly owned subsidiary of Elan Corporation, plc. The joint venture is a Bermuda limited company and is initially owned 80.1% by us and 19.9% by Elan. Its purpose is to develop and commercialize oncology and pain management products. In a related transaction, Elan purchased 12,015 shares of our Series A convertible exchangeable preferred stock on July 18, 2000 for $12,015,000. We used the proceeds of the preferred stock sale to purchase 6,000 shares of the joint venture's common stock and 3,612 shares of its preferred stock to fund our share of the joint venture's initial capitalization. Elan may also loan us up to $8,010,000 to support our share of the joint venture's research and development costs pursuant to a convertible promissory note issued by us to Elan. Elan purchased 442,478 shares of our common stock for $5,000,000 and we issued Elan a five-year warrant to purchase up to 1,000,000 shares of our common stock for $18 per share in conjunction with the formation of the joint venture.

     Mr. Troupe, one of our directors, is a senior partner in the law firm of Morrison & Foerster LLP, Denver, Colorado, which law firm serves as our primary outside counsel.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE STOCKHOLDER

     Stockholders with shares registered directly with American Stock Transfer and Trust Company, or AST, may vote those shares telephonically by calling AST at (800) 776-9437 (within the U.S. and Canada only, toll-free), or via the Internet at AST's voting Web site (www.voteproxy.com).

FOR SHARES REGISTERED IN THE NAME OF A BROKER OR A BANK

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by AST for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

                          DELIVERY OF VOTING MATERIALS

     To reduce the expenses of delivering duplicate voting materials to our stockholders, we are taking advantage of new householding rules that permit us to deliver only one set of voting materials, meaning the proxy statement and our 2001 annual report, to stockholders who share the same address unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.

     If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at: (970) 482-5868 or by writing us at: Atrix Laboratories, Inc., 2579 Midpoint Drive, Fort Collins, Colorado 80525, Attn: Investor Relations.

                                 ANNUAL REPORT

     Our 2001 annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2001, has been mailed to stockholders along with this proxy statement. If you have not received or had access to our annual report, please call Investor Relations at (970) 482-5868, and a copy will be sent to you.

                             STOCKHOLDER PROPOSALS

     In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our 2003 annual meeting of stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 11, 2002. Such proposal should be sent to our Corporate Secretary at 2579 Midpoint Drive, Fort Collins, Colorado 80525.

     In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Corporate Secretary not less than 45 days nor more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year's annual meeting, and the notice must contain specified information concerning the matters to be brought before the meeting and the stockholder proposing such matters. Therefore, to be presented at our 2003 Annual Meeting, a proposal must be received by our Corporate Secretary after January 25, 2003 but no later than February 24, 2003.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP US AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                            By Order of the Board of Directors,

                                            /s/ DAVID R. BETHUNE
                                            David R. Bethune
                                            Chairman of the Board and Chief
                                            Executive
                                            Officer
Fort Collins, Colorado
April 10, 2002

PROXY

                            ATRIX LABORATORIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO
                               BE HELD MAY 5, 2002

The undersigned stockholder of Atrix Laboratories, Inc. hereby constitutes and appoints Desiree Calvelage and Brian G. Richmond and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, according to the number of shares of the company's $.001 par value common stock held of record by the undersigned on March 22, 2002, and as fully as the undersigned would be entitled to vote if personally present at the company's Annual Meeting of Stockholders to be held at The Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado on May 5, 2002 at 2:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS AND FOR EACH OTHER PROPOSAL.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2.

                                                                    -------
                                                                      SEE
                                                                    REVERSE
                                                                      SIDE
                                                                    -------

TO VOTE BY MAIL

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET

PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

                YOUR CONTROL NUMBER IS
                                       --------------------------

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


               * PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED *


    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.

                                                WITHHOLD
                         FOR                    AUTHORITY
              all nominees listed below   to vote all nominees
               (except as marked to the        listed below
                    contrary below)

1. Proposal to           [ ]                       [ ]          NOMINEES:  Mr. H. Stuart Campbell
   elect the follow-                                                       Mr. C. Rodney O'Connor
   ing nominees to                                                         Dr. George J. Vuturo
   the board of
   directors:

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:)


----------------------------------------------------------------------------------------------------------------------------------


                                                                               FOR    AGAINST    ABSTAIN

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the
   Company's independent auditors for the year ending December 31, 2002.       [ ]      [ ]        [ ]

3. In the discretion of such proxies, upon such other business as may properly come before the meeting or any and all postponements, continuations or adjournments thereof.


                                                                               The undersigned hereby acknowledges receipt of the
                                                                               Notice of Annual Meeting of Stockholders dated
                                                                               April 10, 2002 and the proxy statement furnished
                                                                               therewith.

                                                                               PLEASE MARK BOXES [X] IN INK. SIGN, DATE AND RETURN
                                                                               THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Dated                   , 2002   Authorized Signature                                              Title
     -------------------                             --------------------------------------------        --------------------------
                                 Authorized Signature                                              Title
                                                     --------------------------------------------        --------------------------

NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate.